Exhibit 10.5

SUSQUEHANNA BANCSHARES, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

AMENDMENT 2004-1

The Susquehanna Bancshares, Inc. Supplemental Executive Retirement Plan (the “Plan”) as amended and restated effective January 1, 1998, is hereby amended as follows:

Effective January 21, 2004, the Plan is amended by adding the following Section 3.06

3.06 Minimum Benefit. Notwithstanding anything to the contrary in this Article III, a Participant who is designated by the Board in Appendix B shall receive a minimum benefit equal to (1) 75% of the benefit he would have received under the Susquehanna Bancshares, Inc. Retirement Income Plan as in effect prior to January 1, 1998 based on his service and compensation as of his Early Retirement Date, Normal Retirement Date or Late Retirement Date, as applicable, reduced by (2) his Qualified Plan Accrued Benefit.

As so amended, the Plan is hereby confirmed, this January 21, 2004.

SUSQUEHANNA BANCSHARES, INC.

By:	/s/ Henry H. Gibbel
Henry H. Gibbel
Chairman, SBI Compensation Committee

Appendix B

Edward Balderston, Jr.

David D. Keim

Robert E. Krantz

William J. Reuter